UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

New York REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 8, 2017

NOTICE IS HEREBY GIVEN that an annual meeting of the stockholders of New York REIT, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our,” or “our company”), will be held on Thursday, June 8, 2017, at 11:30 a.m., Eastern Time, at the offices of Proskauer Rose LLP, Eleven Times Square, 28th Floor, New York, New York 10036. The proxy solicitation materials were mailed to stockholders on or about May 1, 2017. Our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) is being mailed to our stockholders concurrently with the accompanying proxy statement and has been made available to our stockholders on the internet. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	a proposal to elect each of the seven directors named in proposal one who shall serve on our board of directors until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	a proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2017; and
3.	a proposal to adopt a non-binding advisory resolution approving the compensation paid to certain named executive officers as described herein.

Stockholders will also be asked to consider and act on such matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our board of directors recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017, and “FOR” the adoption of a non-binding advisory resolution approving the compensation paid to certain named executive officers.

Our board of directors has fixed the close of business on April 18, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any postponements or adjournments thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any postponements or adjournments thereof.

Regardless of whether you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via the internet or by telephone. For specific instructions on voting, please refer to the instructions on your proxy card. Any proxy may be revoked by delivery of a later dated proxy. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

John Garilli
Chief Financial Officer, Treasurer and Secretary

Boston, Massachusetts
May 1, 2017

i

ii

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the board of directors of New York REIT, Inc., a Maryland corporation (the “Company”), for use at the 2017 annual meeting of the stockholders of the Company (the “annual meeting”) and at any postponement or adjournment thereof and is provided together with this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) and the Notice of Annual Meeting. References in this proxy statement to “we,” “us,” “our,” “our company” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114. This proxy statement, the accompanying proxy card, the Notice of Annual Meeting and our 2016 Annual Report were first mailed to our stockholders on or about May 1, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
June 8, 2017

This proxy statement, the Notice of Annual Meeting and our 2016 Annual Report are available at: www.proxyvote.com/NYRT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the date of the annual meeting and where will it be held?
A:	The annual meeting will be held on Thursday, June 8, 2017, commencing at 11:30 a.m. Eastern Time at the offices of Proskauer Rose LLP, Eleven Times Square, 28th Floor, New York, New York 10036.
Q:	What am I being asked to vote upon?
A:	At the annual meeting, we will ask you to consider and vote on the following matters:
•	a proposal to elect each of the seven directors named in proposal one who shall serve on our board of directors until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2017; and
•	a proposal to adopt a non-binding advisory resolution approving the compensation paid to certain named executive officers as described herein.

You will also be asked to consider and act on such matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Q:	What are the recommendations of our board of directors with respect to the proposals?
A:	Our board of directors recommends that you vote “FOR” the election of each of the nominated directors named in proposal one, and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017, and “FOR” the adoption of a non-binding advisory resolution approving the compensation paid to certain named executive officers.
Q:	Who is entitled to vote at the meeting?
A:	All record holders of our shares of our common stock at the close of business on April 18, 2017, which is referred to in this proxy statement as the “record date,” are entitled to receive notice of the meeting and to vote the shares of common stock at the annual meeting.
Q:	How many shares can vote?
A:	As of the close of business on the record date, there were 167,894,503 shares of our common stock issued and outstanding and entitled to vote at the annual meeting, held by approximately 750 holders of record.

There is no other class of voting securities outstanding. You are entitled to one vote for each share of common stock you held as of the close of business on the record date. The proxy card shows the number of shares of our common stock you are entitled to vote.

Q:	What constitutes a quorum?
A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. If a share is represented for any purpose at the annual meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum.

Q:	What vote of stockholders is required to approve the proposals?
A:	Proposal One: Election of Directors. There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the annual meeting. The Company expects that WW Investors LLC and its affiliates will vote shares of our common stock owned by these entities in favor of the nominees as required by the terms of the Settlement Agreement described herein. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the seven individuals nominated for election to our board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Votes against, and votes withheld in respect of, a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated votes.

Proposal Two: Ratification of Appointment of Independent Registered Accounting Firm.  Approval of the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal Three: Non-Binding Advisory Vote on Named Executive Officer Compensation.  Approval of the proposal to adopt the resolution approving the compensation paid to certain named executive officers as described herein requires the affirmative vote of a majority of the votes cast on the proposal.

Q:	What effect will abstentions have on the vote for the proposals?
A:	An abstention will have no effect on the outcome of the vote on the proposals.
Q:	What is a “broker non-vote”?
A:	A broker non-vote occurs when stockholders who hold their shares of common stock through a broker, bank or other nominee (i.e., in “street name”) fail to provide such brokers with specific instructions on how to vote the shares, and the brokers do not have discretion to vote the shares under applicable stock exchange rules.
Q:	What effect will broker non-votes have on the vote for the proposals?
A:	A broker non-vote will have no effect on the outcome of the votes on the proposals.
Q:	What happens if I do not vote?
A:	If you do not vote, it will have no effect on the proposals.
Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:	Your broker will not have discretion to vote your shares with respect to Proposal One (election of directors) or Proposal Three (non-binding advisory vote on named executive officer compensation) unless you provide your broker with instructions on how to vote. Your broker will have discretion to vote your shares on Proposal Two (ratification of appointment of independent registered accountants) if you do not provide your broker with instructions. You should follow the procedures provided by your broker regarding how to instruct them to vote your shares.
Q:	How may I vote?
A:	You may vote in person at the annual meeting or by authorizing a proxy to vote your shares. Stockholders may submit their votes by authorizing a proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•	via the internet at any time prior to 11:59 p.m. Eastern Time on June 7, 2017, please refer to the instructions on your proxy card; or
•	by telephone at any time prior to 11:59 p.m. Eastern Time on June 7, 2017, please refer to the instructions on your proxy card.

For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the annual meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the annual meeting. If you attend the annual meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the annual meeting.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If you own common stock in “street name,” you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to proposal one or proposal three. You should instruct your broker, bank or other nominee as to how to vote your shares of our common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of our common stock. If you hold your shares of our common stock through a broker, bank or other nominee and wish to vote in person at the annual meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Voting in Person

Stockholders of record may vote in person by ballot at the annual meeting. Instructions for in-person voting, including directions to the annual meeting, can be obtained by calling our proxy solicitor, D.F. King & Co., Inc. (“D.F. King”); toll-free at (877) 871-1741 or by email: nyreit@dfking.com.

Q:	How will proxies be voted?
A:	Shares represented by valid proxies will be voted at the annual meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, your shares will be voted “FOR” the election of each of the nominated directors named in proposal one, and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017, and “FOR” the adoption of a non-binding advisory resolution approving the compensation paid to certain named executive officers.

Our board of directors does not intend to present for consideration at the annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

Q:	Who is paying for this proxy solicitation?
A:	We are soliciting the proxy on behalf of our board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials and the annual meeting. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this proxy statement to people on whose behalf they hold shares of our common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (“SEC”), we will reimburse these persons for the reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our common stock. In addition to soliciting proxies by mail, our directors and officers, as well as the directors, officers and employees of our advisor, Winthrop REIT Advisors LLC (the “Advisor”), may solicit proxies on behalf of our board of directors, without additional compensation, personally or by telephone.

We have also retained D.F. King to act as proxy solicitor. Under our agreement with D.F. King, D.F. King will receive a fee of $10,000 plus the reimbursement of reasonable expenses. In addition, we have retained Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to act as proxy tabulator. Under our agreement with Broadridge, Broadridge will receive a fee of $15,000 plus the reimbursement of reasonable expenses.

Q:	How can I change my vote or revoke a proxy?
A:	You may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting. If you are a holder of record, you can do this in any of the three following ways:
•	by sending a written notice to the Secretary of the Company at the address set forth under “Where You Can Find More Information,” in time to be received before the annual meeting, stating that you would like to revoke your proxy;
•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the annual meeting, or by completing a later dated proxy over the internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or
•	if you are a holder of record, you can attend the annual meeting and vote in person, which will automatically revoke any proxy previously given, or you may revoke your proxy in person. Your attendance alone at the annual meeting will not revoke any proxy that you have previously given.

If you are a holder of record and you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of the Company no later than the beginning of the annual meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.

Q:	Do I have appraisal rights?
A:	No. Objecting stockholders are not entitled under Maryland law or our charter to appraisal rights or to any similar rights of dissenters in connection with any of the proposals to be voted upon at the annual meeting.
Q:	What does it mean if I receive more than one proxy card?
A:	Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at 617-570-4750. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.
Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?
A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2016 Annual Report or this proxy statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at 617-570-4750 or by mailing a request to New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?
A:	In order for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 2, 2017 and ending at 5:00 p.m., Eastern Time, on January 1, 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: John Garilli, Chief Financial Officer, Treasurer and Secretary. For additional information, see the section in this proxy statement entitled “Stockholder Proposals for the 2018 Annual Meeting.”
Q:	What should I do now?
A:	You should complete, date and sign your proxy card and return it promptly in the enclosed postage-prepaid envelope by internet or telephone (please refer to the instructions on your proxy card) or authorize a proxy to vote your shares, as soon as possible so that your shares may be represented at the annual meeting.
Q:	Whom should I call with other questions?
A:	If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this proxy statement, please contact our proxy solicitor, D.F. King, at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Toll-free: (877) 871-1741
Email: nyreit@dfking.com

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our Advisor. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves on our board of directors until the next annual meeting of stockholders and (if longer) until his or her successor is duly elected and qualified. Our charter provides that the number of directors shall not be less than the minimum number required by Maryland law and our bylaws provide that the number of directors will not be more than fifteen. The number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of our board of directors. The number of directors on our board of directors is currently fixed at nine but, effective simultaneously with the annual meeting, the number of members of our board of directors will be set at seven. Proxies cannot be voted for a greater number of persons than seven nominees named in this proposal one. Keith Locker resigned from our board of directors effective April 27, 2017, and William Kahane is not standing for reelection as a director at the annual meeting. In addition, until the expiration of the Standstill Period (as defined below under “— Settlement Agreement”), the size of our board of directors may not exceed nine directors, except in the event that our board of directors is expanded or subject to expansion in connection with the consummation of an equity financing that is approved by our board of directors.

Our board of directors has proposed the following nominees for election as directors, each to serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified: Craig T. Bouchard, Howard Goldberg, Joe McKinney, James Nelson, P. Sue Perrotty, Randolph C. Read and Wendy Silverstein. Each nominee currently serves as a director of the Company.

The proxy holder named on the proxy card intends to vote “FOR” the election of each of the seven nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the internet, follow the instructions provided in your proxy card or voting instruction form. There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the annual meeting. The Company expects that WW Investors LLC and its affiliates will vote shares of our common stock owned by these entities in favor of the nominees as required by the terms of the Settlement Agreement described herein. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the seven individuals nominated for election to our board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Votes against, and votes withheld in respect of, a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated votes.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the annual meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by our board of directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this proxy statement and the position and office, if any, that each nominee currently holds with the Company:

Name	Age	Position
Craig T. Bouchard	63	Independent Director, Compensation Committee Chair
Howard Goldberg	71	Independent Director
Joe C. McKinney	70	Independent Director
James Nelson	67	Independent Director, Conflicts Committee Chair
P. Sue Perrotty	63	Independent Director, Audit Committee Chair and Nominating and Corporate Governance Committee Chair
Randolph C. Read	64	Non-Executive Chairman of the Board of Directors, Independent Director
Wendy Silverstein	56	Director, Chief Executive Officer and President

Settlement Agreement

On October 23, 2016, the Company entered into a settlement agreement (as amended to date, the “Settlement Agreement”) with WW Investors LLC, Michael L. Ashner and Steven C. Witkoff (collectively, the “WW Investors”) to settle a potential proxy contest pertaining to the election of directors at the annual meeting. Pursuant to the Settlement Agreement, the size of the board was increased from six to nine directors with the Company having the right to nominate one of the additional directors and WW Investors having the right to nominate the two additional directors and any replacements therefor, subject to the board’s approval. Ms. Silverstein and Mr. Goldberg serve on the board of directors and have been nominated by WW Investors, and approved by the board of directors, for election at the annual meeting.

Pursuant to the Settlement Agreement, as amended, among other things:

•	one of the WW Investors nominees is to be appointed to serve as a member of the compensation committee;
•	so long as WW Investors is not in breach of the Settlement Agreement, WW Investors will have certain rights to recommend replacement directors if either of the persons they have nominated resigns from our board of directors or is rendered unable to serve on our board of directors by reason of death or disability prior to the end of the Standstill Period subject to such replacement directors being independent under the applicable standards in the Settlement Agreement, unless waived by the board of directors, and subject to such replacement director being first recommended by the nominating and corporate governance committee of our board of directors and subsequently approved by our board of directors in their sole discretion;
•	WW Investors will vote its shares of common stock at any stockholders meeting prior to the expiration of the Standstill Period in favor of our director nominees and otherwise in accordance with our board of director’s recommendation;
•	for so long as the Advisor, or another affiliate of WW Investors, serves as our external advisor or manager, WW Investors must own at least 1,000,000 shares of our common stock in the aggregate and vote for those nominees to the board of directors recommended by our board of directors; and
•	WW Investors has agreed to customary standstill restrictions during the “Standstill Period,” which is the period beginning on the date of the Settlement Agreement and ending on December 31, 2017.

Business Experience of Nominees

Craig T. Bouchard

Craig T. Bouchard was elected as an independent director pursuant to the Settlement Agreement in October 2016 and appointed to the nominating and corporate governance committee and the conflicts committee. Mr. Bouchard serves as the Chairman of the Board and Chief Executive Officer of Braidy Industries, Inc. Mr. Bouchard served as the Chairman of the Board and Chief Executive Officer of Real

Industry, Inc. (NASDAQ: RELY) from June 2013 to August 2016. Mr. Bouchard is a New York Times Best Selling Author, having co-authored a book on corporate management, “The Caterpillar Way: Lessons in Leadership, Growth and Stockholder Value,” Copyright 2013, (McGraw Hill, November 2013). In 2010, Mr. Bouchard founded Shale-Inland, LLC; a leading distributor of stainless steel pipe, valves and fittings, and stamped and fabricated parts to the United States energy industry. Mr. Bouchard served as the Chief Executive Officer and later as the Chairman of the Board of Shale-Inland through 2012. Before founding Shale-Inland, in 2004, Mr. Bouchard co-founded and was the President and Vice Chairman of the Board of the steel company Esmark, Inc. (NASDAQ: ESMK). Prior to that, Mr. Bouchard was the Global Head of Derivatives Trading at the First National Bank of Chicago, where his career spanned 19 years. Mr. Bouchard is currently a member of the Leadership Board of the Department of Athletics at Duke University. Mr. Bouchard served on the Board of Trustees of Boston University and on the Foundation of the University of Montana. Mr. Bouchard holds a Bachelor of Arts degree from Illinois State University, a Master of Economics degree from Illinois State University, and a Master of Business Administration degree from the University of Chicago.

We believe that Mr. Bouchard’s current and prior experience as a director or executive officer of the companies described above and his business experience in the finance industry and other industries make him well qualified to serve on our board of directors.

Howard Goldberg

Howard Goldberg was elected to the Board in March 2017 upon the recommendation of WW Investors pursuant to the Settlement Agreement and was appointed to the compensation committee. Mr. Goldberg has been a private investor in both real estate and start-up companies and has provided consulting services to start-up companies since 1999. From 1994 through 1998, Mr. Goldberg served as President, CEO, and board member of Player’s International, a publicly traded company in the gaming business prior to its sale to Harrah's Entertainment Inc. From 2003 through 2005, Mr. Goldberg served as a part-time consultant to Laser Lock Technologies, Inc., LLTI.OB, a publicly traded development stage company engaged in the development and marketing of technologies for the prevention of product and document counterfeiting and electronic article surveillance. From 1995 through 2000, Mr. Goldberg served on the board of directors and audit committee of Imall Inc., a publicly traded company that provided on-line shopping prior to its sale to Excite-at-Home. Mr. Goldberg served as a member of the board of directors and the audit committees of the Shelbourne Entities from August 2002 until their liquidation in April 2004. Mr. Goldberg served as a member of the board of trustees of Winthrop Realty Trust (“Winthrop”), a publicly traded real estate investment trust, from December 2003 to August 5, 2016 when Winthrop’s assets were transferred to Winthrop Realty Liquidating Trust. Mr. Goldberg was a member of Winthrop’s audit committee and nominating and corporate governance committee and was its lead independent trustee. Mr. Goldberg currently serves as a trustee for Winthrop Realty Liquidating Trust. Mr. Goldberg has a law degree from New York University and was previously the managing partner of a New Jersey law firm where he specialized in gaming regulatory law and real estate from 1970 through 1994.

We believe that Mr. Goldberg’s legal background as well as his experience as the lead independent trustee of Winthrop and in senior management of other companies and as a director of other public companies make him well qualified to serve on our board of directors.

Joe C. McKinney

Joe C. McKinney has served as an independent director of our company since January 2017. Mr. McKinney also currently serves as a member of the audit committee and the compensation committee of our Board. Mr. McKinney has been Vice-Chairman of Broadway National Bank a locally owned and operated San Antonio-based bank, since October 2002. He formerly served as Chairman of the Board of Directors and Chief Executive Officer of JPMorgan Chase Bank-San Antonio from November 1987 until his retirement in March 2002. Mr. McKinney has been an independent director of Luby’s Inc. (NYSE) since January 2003 and is Chairman of its Finance and Audit Committee and a member of its Nominating and Corporate Governance Committee and the Executive Committee. He is a director of Broadway National Bank and Broadway Bancshares, Inc. He was a director of USAA Real Estate Company from September 2004 through November 2016. He was a director of US Global Investor Funds from 2008 to 2015. He was a director of Prodigy Communications Corporation from January 2001 to November 2001, when the company was sold to

SBC Communications, Inc., and served on its Special Shareholder Committee and Audit and Compensation Committee. Mr. McKinney graduated from Harvard University in 1969 with a Bachelor of Arts in Economics, and he graduated from the Wharton Graduate School of the University of Pennsylvania in 1973 with a Master of Business Administration in Finance.

We believe that Mr. McKinney’s experience as a director or executive officer of the companies described above, his prior business experience and his leadership qualities make him well qualified to serve on our board of directors.

James Nelson

James Nelson has served as an independent director of our company since November 2015. Mr. Nelson has served as a director of Icahn Enterprises GP since June 2001 and is a member of the audit committee. Mr. Nelson has served as a director and a member of the audit committee of Herbalife Ltd. since April 2014. Mr. Nelson has served as a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) from June 2011 until September 2015, and; from January 2012 until September 2015, he served as chairman of its board of directors. Mr. Nelson served as a director of Single Touch Systems, Inc., a technology based mobile media solutions provider, from May 2013 through April 2014. From April 2014 to August 2014, Mr. Nelson served as a director of Ubiquity Broadcasting Corporation, a vertically integrated, technology-focused media company. From December 2003 until June 2007 Mr. Nelson served as a director and member of the audit committee of American Entertainment Properties Corp. (“AEP”). From May 2005 until November 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc. From 1986 until 2009, Mr. Nelson was chairman and chief executive officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was chairman and chief executive officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was chief executive officer and co-chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. From April 2003 through April 2010, Mr. Nelson served as a director and chairman of the audit committee of the Viskase Companies Inc., a food packaging company. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. From April 2008 thru November 2012 Mr. Nelson served as a director and as chairman of the audit committee of Cequel Communications, an owner and operator of a large cable television system. From March 2010 to May 2014 Mr. Nelson served as a director and member of the audit committee of Tropicana Entertainment Inc., a subsidiary of Icahn Enterprises L.P. From April 2010 to November 2013, Mr. Nelson served as a director and member of the audit committee of Take-Two Interactive Software, Inc., a global publisher and developer of interactive entertainment software products. Mr. Nelson has served as a director of Global Net Lease, Inc. since March 2017 and is a member of the governance and conflicts committees, as well as chairman of the audit committee.

We believe that Mr. Nelson is well qualified to serve as a director due to his significant experience and leadership roles serving as chief executive officer, director and chairman of the audit committee of various companies as discussed above.

P. Sue Perrotty

P. Sue Perrotty has served as an independent director of our company since September 2014 and as chair of our audit committee since December 2014. Ms. Perrotty has served as non-executive chair of GNL since March 2015, as an independent director of AXAR Acquisition Corp. since October 2014 and as an independent director of ARC HT III since August 2014. Ms. Perrotty served as an independent director of ARC HT from November 2013 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Ms. Perrotty also served as an independent director of ARC DNAV from August 2013 until August 2014 and as an independent director of ARC HOST from September 2013 until September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services and BAC Services in Cranford,

New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. From 1980 through April 1996, Ms. Perrotty also served at Meridian Bancorp as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is an Emerita Trustee. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation and, is the investment committee chair and development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.

We believe that Ms. Perrotty’s current and prior experience as a director or executive officer of the companies described above, her prior business experience and her leadership qualities make her well qualified to serve on our board of directors.

Randolph C. Read

Randolph C. Read has served as an independent director of our company since December 2014, including as non-executive chairman of our board of directors since June 2015. Mr. Read served as the non-executive chairman of the board of directors of Healthcare Trust, Inc. from February 2015 through October 2016. Mr. Read has served as an independent director of Business Development Corporation of America since December 2014, which since November 2016 has been advised by an affiliate of Benefit Street Partners L.L.C. Mr. Read also served as an independent director of Business Development Corporation of America II (“BDCA II”) from December 2014 until the liquidation and dissolution of BDCA II in December 2015. Mr. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC since 2009. From 2007 to 2009 Mr. Read served with The Greenspun Corporation, lastly as executive director and president, whose companies included its wholly owned subsidiary American Nevada Realty. Mr. Read has previously served as president of a variety of other companies, including International Capital Markets Group, Inc. Mr. Read serves on one advisory board and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s significant business experience as a director and/or executive officer of entities in a variety of industries, as well as his significant experience with capital markets, corporate governance, and business operations, in addition to his financial expertise and leadership qualities and roles, make him well qualified to serve as a member of our board of directors.

Wendy Silverstein

Wendy Silverstein was elected to the Board in February 2017 upon the recommendation of WW Investors pursuant to the Settlement Agreement and became our Chief Executive Officer in March 2017. Ms. Silverstein previously served as Executive Vice President and Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust (NYSE:VNO) (“Vornado”), one of the largest owners of commercial real estate in the United States, from 1998 to 2015. As head of Capital Markets, Ms. Silverstein was the principal architect of the financing that fueled the growth of Vornado from a $3 billion NJ-based strip center company to a $35 billion office and street retail company, overseeing more than $30 billion of debt and equity financings. As Co-Head of Acquisitions, she was also responsible for a wide variety of real estate as well as corporate acquisitions during her tenure. Ms. Silverstein was a member of the Investment Committee for Vornado’s private equity fund, Vornado Capital Partners, L.P. On behalf of Vornado, she has served on the board of directors of Toys R Us, Inc. since its leveraged buyout in 2005 and previously served on the board of directors of LNR Property, LLC, the nation’s largest loan special servicer. Prior to joining Vornado in 1998, Ms. Silverstein spent 12 years at Citicorp. From 1990 to 1998, she was with Citicorp Real Estate in the Corporate Debt Restructuring Group, which she headed from 1994 to 1998. During this time she led the negotiation and restructuring of many complex debt and equity transactions of companies in the airline, hospitality, retail, office and residential real estate industries. She served on the board of directors of Shuttle, Inc. (d/b/a US Air Shuttle) from 1992 to 1997 and Alexander’s, Inc. (NYSE:ALX) from 1992 to 1995. From 1986 to 1990 she was with the Leveraged Capital Group at Citibank, N.A. providing sponsor financing for leveraged buyouts.

Currently, Ms. Silverstein continues to represent Vornado on the board of directors of Toys R Us, Inc. and serves on the board of directors of Alexander’s, Inc. She previously served as an independent advisor to Trinity Church regarding its extensive real estate portfolio and led negotiations on its behalf for a multi-billion transaction with Norges Bank Investment Management. Ms. Silverstein is an active member of the U.S. board of directors of Beit Ruth, an educational and therapeutic village for at risk teenage girls in Israel.

Ms. Silverstein earned her Bachelor of Science in Economics, Magna Cum Laude, and a Master of Business Administration with Distinction from The Wharton School of the University of Pennsylvania. She is also a Certified Public Accountant.

We believe that Ms. Silverstein’s experience in senior management positions at Vornado and her vast experience with New York City real estate make her well qualified to serve on our board of directors.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2018 ANNUAL STOCKHOLDERS MEETING AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Information about the Board of Directors and its Committees

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations.

Our board of directors has four standing committees each comprised entirely of independent directors: an audit committee, a nominating and corporate governance committee, a compensation committee and a conflicts committee.

Our board of directors held a total of sixty-four (64) meetings during the year ended December 31, 2016 and took action by written consent on eight (8) occasions. All directors and nominees attended more than 75% of the meetings of our board of directors held during the period for which they were a director and the total number of meetings held by all committees of our board of directors on which they served during the periods that they served, and all but two of our directors and nominees attended all of these board and committee meetings. A majority of our directors who served on our board of directors on the date the 2016 annual stockholders’ meeting was held attended that meeting in person or by telephone. We anticipate that all directors and nominees will attend the annual meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

Director Independence

Our board of directors and the nominating and corporate governance committee have considered the independence of each director and director nominee in accordance with the elements of independence set forth in the listing standards of the NYSE, the other applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC. Based upon information solicited from each director and director nominee, our board of directors has affirmatively determined that each of Craig T. Bouchard, Howard Goldberg, Joe McKinney, James Nelson, P. Sue Perrotty and Randolph C. Read have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) other than as our director and are “independent” within the meaning of the NYSE’s director independence standards, as currently in effect and under the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

Board Leadership Structure and Role in Risk Oversight

Randolph C. Read, an independent director, serves as the non-executive chairman of our board of directors and Wendy Silverstein serves as our chief executive officer. As non-executive chairman of our board of directors, Mr. Read presides over all board meetings and executive sessions of independent directors. As chief executive officer of the Company and a consultant to the Advisor, Ms. Silverstein is responsible for the daily operations of the Company. Our board of directors believes that its leadership structure, which separates the chairman and chief executive officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus her time on running our daily operations and our chairman to focus his time on organizing the work of our board of directors and presiding over meetings of our board of directors. Our board of directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

Our board of directors has an active role in overseeing the management of risks applicable to the Company primarily through the audit committee, which reports to the entire board of directors and is comprised solely of independent directors. The audit committee oversees and reviews accounting, financial, legal and regulatory risks and meets regularly with management and considers the feedback management provides concerning the risks related to our enterprise, business, operations and strategies. In addition, management reports to our board of directors and the audit committee on our properties and the risks related thereto, asset impairments, leverage position, related party transactions, compliance with applicable covenants under the agreements governing our indebtedness and our continued qualification as a REIT. Each of the other standing committees of our board of directors, all of which are comprised entirely of independent directors, perform other critical functions related to their specific responsibilities and authorities as described in more detail herein that assist our board of directors in overseeing the management of risks applicable to the Company. For example, the conflicts committee reviews, evaluates and approves related party transactions. Although each committee is responsible for overseeing the management of certain risks, the full board of directors is regularly informed by its committees about these risks. This enables our board of directors and its committees to coordinate risk oversight and the relationships among the various risks. We believe that the extent of our board of directors’ (and its committees’) role in risk oversight complements our board of directors’ leadership structure because it allows our independent directors, through the four fully independent board of directors committees, executive sessions with our independent registered public accounting firms, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

Audit Committee

The Company has a standing audit committee, which is currently chaired by Ms. Perrotty and also includes Messrs. McKinney and Read. Our board of directors has determined that all the current members of the audit committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC, and all of the members of our audit committee are financially literate. In addition, our board of directors has determined that Ms. Perrotty, Mr. McKinney and Mr. Read are each qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee held eleven (11) meetings during the year ended December 31, 2016. The charter of the audit committee is available to any stockholder who requests it c/o New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114. The audit committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Audit Committee Charter.”

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The report of the directors who were members of the audit committee at the time of the approval of our financial statements for the year ended December 31, 2016 in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2016 on March 1, 2017 is discussed under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Company has a standing nominating and corporate governance committee, which is currently chaired by Ms. Perrotty and also includes Messrs. Bouchard, Nelson and Read. Our board of directors has determined that all the members of the nominating and corporate governance committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

The nominating and corporate governance committee held fourteen (14) meetings during the year ended December 31, 2016. The charter of the nominating and corporate governance committee is available to any stockholder who requests it c/o New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114. The nominating and corporate governance committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Nominating and Corporate Governance Committee Charter.”

The nominating and corporate governance committee is responsible for the following:

•	providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•	overseeing the self-evaluation of our board of directors and our board of directors’ evaluation of management;
•	periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance policies and procedures; and
•	identifying and recommending to our board of directors potential director candidates for nomination.

In evaluating nominees to serve as members of our board of directors, the nominating and governance committee takes into account the applicable requirements for members of boards of directors under the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC, our Corporate Governance Guidelines and the charter of each such committee and may take into account such other factors or criteria as the nominating and governance committee deems appropriate, including directors’ personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company; experience in the Company’s industry with relevant social policy concerns; diversity of both background and experience; practical and mature business judgment, including ability to make independent analytical inquiries; the nature of and time involved in a director’s service on other boards or committees; and, with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of our board of directors. The nominating and governance committee considers potential nominees without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The nominating and corporate governance committee has not adopted a formal policy with respect to diversity. In general, the Company seeks a board of directors that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Third party search firms have been retained in the past, and may be retained in the future, to provide professional assistance and advice to the nominating and corporate governance committee and our board of directors in identifying and evaluating potential independent director nominees for detailed consideration by the nominating and corporate governance committee and then our board of directors. Candidates may also come to the attention of the nominating and corporate governance committee through current members of our board of directors, current management, stockholders or other persons.

As noted above, pursuant to the Settlement Agreement WW Investors is entitled to recommend two individuals to be nominated as directors. The nominating and governance committee utilizes the criteria listed above in reviewing those persons recommended by WW Investors before nominating such persons for election to the board. Ms. Silverstein and Mr. Goldberg are the two nominees recommended by WW Investors.

Stockholders who would like to propose an independent director candidate for the consideration of our board of directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2018 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” of this proxy statement. We have not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders.

Compensation Committee

The Company has a standing compensation committee, which is currently chaired by Mr. Bouchard and also includes Messrs. Goldberg, McKinney and Nelson. Our board of directors has determined that all the members of the compensation committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC. In addition, our board of directors has determined all of the members of the compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee held nine (9) meetings during the year ended December 31, 2016. The charter of the compensation committee is available to any stockholder who requests it c/o New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114. The compensation committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information —  Governance Documents — Compensation Committee Charter.”

The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	to the extent the Company were to directly compensate our senior officers, review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration for our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares, restricted stock units, dividend equivalent shares and other equity-based awards; and
•	determine from time to time the remuneration for our non-executive directors.

The compensation committee administers our employee and director incentive restricted share plan. See “Compensation of Executive Officers and Directors — Share-Based Compensation Plans — Restricted Share Plan.” The compensation committee also administers the Company’s 2014 Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement (the “OPP”) and has other powers thereunder, although all of these powers can be exercised by the full board of directors if our board of directors so elects. See “Certain Relationships and Related Transactions — 2014 Advisor Multi-Year Outperformance Agreement.”

In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with our charter, bylaws, corporate governance guidelines and any other applicable laws, rules and regulations.

The compensation committee retained FTI Consulting, Inc. (“FTI”), a third-party compensation consultant, in February 2014 to provide recommendations to assist our board of directors with determining the amount and form of executive and director compensation. The Company utilized FTI until May 2016. In March 2017 the compensation committee retained the executive compensation group of Vedder Price P.C. to review the compensation payable by the Company to the independent directors. This review is in process. In addition, our executive officers provide input and recommendations to our board of directors for the compensation paid to each of our directors. Our board of directors considers these recommendations when determining compensation for our directors.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Conflicts Committee

On August 5, 2015, our board of directors established a conflicts committee, which is currently chaired by Mr. Nelson and also includes Mr. Bouchard and Ms. Perrotty. Our board of directors has determined that all the members of the conflicts committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

Our conflicts committee held eighteen (18) meetings during the year ended December 31, 2016. The charter of the conflicts committee is available to any stockholder who sends a request to New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114. The conflicts committee charter is also available on our website at www.nyrt.com by clicking on “Investors — Corporation Information — Governance Documents — Conflicts Committee Charter.”

Pursuant to the conflicts committee charter, the conflicts committee has the authority to: (i) review and evaluate the terms and conditions, and to determine the advisability of any transactions (“Related Party Transactions”) and conflict of interest situations between us, on the one hand, and any of our directors or officers, or our external advisor, its directors, officers, or any affiliate thereof (the “Related Persons”), on the other hand; (ii) to negotiate the terms and conditions of any Related Party Transaction, and, if the conflicts committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with any Related Party Transaction on our behalf; (iii) to determine whether the relevant Related Party Transaction is fair to us, and in our best interest and the best interest of our stockholders; and (iv) to recommend to our board of directors what action, if any should be taken by our board of directors with respect to any Related Party Transaction.

The conflicts committee has determined that all our transactions and relationships with Related Persons since January 1, 2016 were fair and were approved in accordance with these policies.

In addition, we have entered into certain agreements with the Advisor in order to reduce or eliminate certain potential conflicts of interest. See “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons.”

Family Relationships

There are no familial relationships between any of our directors, nominees and executive officers.

Communications with the Board of Directors

Our stockholders may communicate with our board of directors by sending written communications addressed to such person or persons in care of New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114, Attention: John Garilli, Chief Financial Officer, Treasurer and Secretary. Mr. Garilli will deliver all appropriate communications to our board of directors no later than the next regularly scheduled meeting of our board of directors. If our board of directors modifies this process, the revised process will be posted on our website.

EXECUTIVE OFFICERS

The following table presents certain information as of the date of this proxy statement concerning each of our executive officers serving in such capacity (biographical information with respect to Ms. Silverstein is set forth above on page 11):

Name	Age	Principal Occupation and Positions Held
Wendy Silverstein	56	Chief Executive Officer, President and Director
John Garilli	52	Chief Financial Officer, Treasurer and Secretary

John Garilli was appointed as our Chief Financial Officer, Treasurer and Secretary on March 8, 2017. Mr. Garilli has served as the chief financial officer of the Advisor since its inception in 2016. He previously served as the chief financial officer of Winthrop Realty Trust (“WRT”) from June 2012 to August 2016, at which time WRT liquidated following the transfer of all of its assets and liabilities to a liquidating trust. Mr. Garilli served as WRT’s chief accounting officer from May 2006 to June 2012. Mr. Garilli has been with First Winthrop Corp., a real estate investment and management company and affiliate of the Advisor, since September 1995 and currently serves as its chief financial officer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

We have no employees. Our Advisor performs our day-to-day management functions. Wendy Silverstein is a consultant to, and John Garilli is an employee of an affiliate of, the Advisor and do not receive any compensation directly from us for serving as our executive officers. Our former named executive officers, Michael A. Happel and Nicholas Radesca, were employees of affiliates of New York Recovery Advisors LLC (the “Prior Advisor”) and New York Recovery Properties LLC (the “Prior Property Manager”) and, except in the limited circumstances described below, did not receive any compensation directly from us for serving as our executive officers. Moreover, we do not reimburse our Advisor and its affiliates, and did not reimburse our Prior Advisor or its affiliates, that are or were involved in the managing our operations for salaries, bonuses or benefits incurred by these entities and paid to our named executive officers.

See “Certain Relationships and Related Transactions” for a discussion of fees payable and expenses reimbursable to the Advisor, the Property Manager, the Prior Advisor and the Prior Property Manager and their affiliates under our agreements with them.

We do not determine the compensation payable to our named executive officers by our Advisor or its affiliates and likewise did not determine the compensation payable to these persons by our Prior Advisor or its affiliates. Our Advisor, Prior Advisor or their affiliates, in their discretion, determine or determined, as applicable, the levels of base salary and cash incentive compensation earned by our named executive officers. Our Advisor, Prior Advisor or their affiliates also determine or determined, as applicable, whether and to what extent our named executive officers are provided with pension, deferred compensation and other employee benefits plans and programs. As a result, we do not have, and our board of directors and compensation committee have not considered, a compensation policy or program for our named executive officers, except to the limited extent described below.

Our employee and director incentive restricted share plan (the “RSP”) provides for the issuance of restricted shares of our common stock (“restricted shares”). Our board of directors has delegated its administrative responsibilities under the RSP to our compensation committee. In this capacity, our compensation committee has the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our Advisor and its affiliates, employees of our Prior Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. Our compensation committee also has the ability in this capacity to determine what form the awards will take and the terms and conditions of the awards.

Except as described below, we similarly did not pay compensation to or reimburse our Advisor or our Prior Advisor for the compensation expenses associated with executive officers that were employed by the affiliates of the Prior Advisor. In November 2015, our compensation committee awarded Mr. Radesca, formerly our Interim Chief Financial Officer, Treasurer and Secretary, 30,000 shares of our common stock under the RSP. Our compensation committee did not make any grants under the RSP in 2016 or adopt an equity incentive compensation program for 2016.

Compensation of Executive Officers

The following table, footnotes and related narrative summarizes the “total compensation” earned by the named executive officers for services rendered to the Company for each of the fiscal years ended December 31, 2016, 2015 and 2014 during which such individuals were designated as named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael A. Happel, Former President and Chief Executive Officer(3)	2016	$—	$—	$—	$—	$—
	2015	—	—	—	—	—
	2014	—	—	—	—	—
Nicholas Radesca, Former Interim Chief Financial Officer, Treasurer and Secretary(3)	2016	$—	$—	$—	$14,554	$14,554
	2015	—	—	446,836	5,631	452,467
	2014	—	—	—	—	—

(1)	Amounts in this column represent the aggregate grant date fair value of awards of restricted shares calculated in accordance with FASB ASC Topic 718 for purposes of this table only. In our consolidated financial statements included in the 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, these grants have been accounted for under FASB ASC Topic 505.
(2)	The amount reported as “All Other Compensation” represents the value of distributions on unvested restricted shares.
(3)	On March 7, 2017, Mr. Happel resigned as our President and Chief Executive Officer and Mr. Radesca resigned as our Interim Chief Financial Officer, Treasurer and Secretary.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the fiscal year ended December 31, 2016 by each executive officer of the Company at December 31, 2016 and our named executive officers:

Names	Number of Restricted Shares that Have Not Vested	Market Value of Restricted Shares That Have Not Vested(1)
John Garilli	—	—
Michael A. Happel	—	—
Nicholas Radesca	27,242	$275,689
Wendy Silverstein	—	—

(1)	Based on $10.12 per share, the closing price of our common stock on the last business day of the fiscal year ended December 31, 2016.

Stock Option Plan

We have adopted a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our external advisor and its officers, directors and affiliates, as well as persons employed by the external advisor, and its affiliates, and any of our joint venture affiliates. Our board of directors has delegated its administrative responsibilities under the stock option plan to our compensation committee. In this capacity, our compensation committee has the full authority to: (1) administer and interpret the stock option plan; (2) authorize the granting of awards; (3) determine the eligibility of directors, officers, advisors, consultants and other personnel, including the external advisor and its affiliates, as well as persons employed by the external advisor and its affiliates, and any of our joint venture affiliates, to receive an award; (4) determine the number of shares of our common stock to be covered by each award (subject to the individual participant limitations provided in the stock option plan); (5) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan); (6) prescribe the form of instruments evidencing such awards; and (7) take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, neither the compensation committee nor our board of directors may take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, our board of directors or our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares that may be made subject to awards under our stock option is 500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

No awards under our stock option plan have been made.

Restricted Share Plan

The RSP provides for the issuance of restricted shares, including to our non-executive directors. Our board of directors has delegated its administrative responsibilities under the RSP to our compensation committee. In this capacity, our compensation committee has the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our Advisor and their respective affiliates, employees of entities that provide services to us, directors of the Prior Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. Our compensation committee also has the ability in this capacity to determine which form the awards will take and the terms and conditions of the awards.

As of December 31, 2016, there were 268,780 unvested restricted shares outstanding under the RSP. Restricted shares may not, in general, be sold or otherwise transferred until the restrictions are removed and the shares have vested. Holders of restricted shares are entitled to receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our common stock will be subject to the same restrictions as the underlying restricted shares.

The vesting terms of awards under the RSP are as described in the relevant award agreement.

Compensation of Directors

The following table sets forth information regarding compensation of directors who served as members of our board of directors during the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total Compensation
Craig Bouchard	$50,250	$50,000	$—	$—	$—	$—	$100,250
Robert H. Burns(4)	168,750	65,000	—	—	—	11,247	244,997
James Hoffman(5)	51,250	50,000	—	—	—	—	101,250
Gregory Hughes(6)	49,750	50,000	—	—	—	—	97,750
William M. Kahane(7)	—	—	—	—	—	6,440	6,440
Keith Locker(8)	229,000	50,000	—	—	—	1,487	280,487
James Nelson	227,750	50,000	—	—	—	1,487	279,237
P. Sue Perrotty	226,500	57,500	—	—	—	3,047	287,047
Randolph C. Read	327,500	102,500	—	—	—	4,001	434,001

(1)	Represents fees earned by our directors for the year ended December 31, 2016. Fees earned by our directors for their services are paid quarterly in arrears.
(2)	Represents the aggregate grant date fair value of restricted shares granted during the year ended December 31, 2016. Restricted shares vest annually over a three-year period in equal installments beginning on the one-year anniversary of the date of grant.
(3)	The amount reported as “All Other Compensation” represents the value of distributions on unvested restricted shares during the year ended December 31, 2016.
(4)	Mr. Burns forfeited $69,960 of the 2016 stock awards upon his resignation in January 2017.
(5)	Mr. Hoffman forfeited $33,325 of the 2016 stock awards upon his resignation in January 2017.
(6)	Mr. Hughes forfeited $33,325 of the 2016 stock awards upon his resignation in January 2017.
(7)	Mr. Kahane was not an independent director and did not receive compensation for serving on the board of directors other than with respect to dividends on unvested restricted shares.
(8)	Mr. Locker forfeited $33,325 of the 2016 stock awards upon his resignation in April 2017.

We pay each of our independent directors an annual fee for his or her services of $100,000, payable $50,000 in cash and $50,000 in restricted shares.

Our non-executive chair receives an additional annual fee of $105,000. Our board of directors does not currently have a lead independent director. If appointed, the lead independent director will receive an additional annual fee of $105,000. Each independent director receives $30,000 in cash in the aggregate as an additional annual fee for his or her service on any or all of the audit committee, compensation committee, conflicts committee and nominating and corporate governance committee.

Each independent director also receives $2,000 for each meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended by telephone. The independent directors are entitled to receive $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a meeting of our board of directors and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

Restricted shares issued to independent directors vest annually over a three-year period in equal installments beginning on the one-year anniversary of the date of grant, and will be forfeited upon such director’s voluntary resignation or if such director is not re-elected, except any unvested restricted shares due to vest in the year in which such director voluntarily resigns or fails to be re-elected will automatically vest. The restricted stock award agreements provide that the shares will vest on the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve months), which could occur as a result of the plan of liquidation.

During 2016, we suspended, and in 2017 we revised our policy given the planned liquidation of the Company and we no longer pay independent directors for each external seminar, conference, panel, forum or other industry-related event attended in person or reimburse them for expenses associated therewith, except as may be appropriate in a case by case situation.

All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on its review and discussions, our compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC.

Compensation Committee
Craig T. Bouchard (Chair)
Howard A. Goldberg
Joe C. McKinney
James L. Nelson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, April 18, 2017, by:

•	each person known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after April 18, 2017. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after April 18, 2017 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 18, 2017, there were 167,894,503 shares of our common stock outstanding. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(2)	25,987,368	15.5%
FMR LLC(3)	15,444,608	9.2%
Vanguard Specialized Funds – Vanguard REIT Index Fund(4)	12,587,637	7.5%
William M. Kahane(5)	148,198	*
Randolph C. Read(6)	18,498	*
P. Sue Perrotty(7)	16,855	*
John A. Garilli	15,000	*
James Nelson(8)	9,250	*
Craig T. Bouchard(9)	4,940	*
Howard Goldberg	—	*
Joe McKinney	—	*
Wendy Silverstein	—	*
All directors and executive officers as a group (9 persons)	212,741	*

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.
(2)	The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over 402,309 shares, shared voting power over 192,406 shares, shared dispositive power over 381,061 shares and sole dispositive power over 25,606,307 shares. The information contained herein respecting The Vanguard Group, Inc. is based solely on Amendment No. 3 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2017.
(3)	The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC has sole voting power over 10,509,861 shares and sole dispositive power over 15,444,608 shares. The information contained herein respecting FMR LLC is based solely on Amendment No. 3 to the Schedule 13G filed by FMR LLC with the SEC on February 4, 2017.

(4)	The business address for Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power over all of the shares that it beneficially owns. The information contained herein respecting Vanguard Specialized Funds — Vanguard REIT Index Fund is based solely on Amendment No. 2 to the Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund with the SEC on February 3, 2017.
(5)	Includes 24,000 unvested restricted shares.
(6)	Includes 13,267 unvested restricted shares.
(7)	Includes 11,531 unvested restricted shares.
(8)	Includes 7,813 unvested restricted shares.
(9)	Includes 4,940 unvested restricted shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Prior Advisor and the Prior Property Manager served as the Company’s advisor and property manager for certain of its assets, respectively, during the years ended December 31, 2016 and 2015. Effective March 7, 2017, the Advisor replaced the Prior Advisor as the Company’s advisor and Winthrop Management LLC, an affiliate of the Advisor, replaced the Prior Property Manager as the property manager at all of the Company’s properties previously managed by the Prior Property Manager.

Michael A. Happel, our chief executive officer and president during the year ended December 31, 2016, Nicholas Radesca, our interim chief financial officer, treasurer and secretary during the year ended December 31, 2016, and Patrick O’Malley, our chief investment officer during the year ended December 31, 2016, each held similar executive officer positions during that time with the Prior Advisor and the Prior Property Manager. The Prior Advisor and the Prior Property Manager are owned and controlled directly or indirectly by an entity in which Mr. Happel and Mr. William M. Kahane, one of our directors who is not standing for reelection at the annual meeting, have a substantial ownership interest or control.

Wendy Silverstein was elected as member of our board of directors in January 2017 and Chief Executive Officer and President in March 2017 and Mr. Garilli was elected as our Chief Financial Officer in March 2017. A corporation in which Ms. Silverstein is the sole shareholder is a party to a consulting agreement with the Advisor pursuant to which she receives a consulting fee for providing services in connection with the services provided by the Advisor pursuant to the Current Advisory Agreement and is entitled to receive 50% of any Incentive Fee (as defined below under “— Current Advisory Agreement”) that may be payable to the Advisor pursuant to the Current Advisory Agreement. Mr. Garilli is employed by an affiliate of the Advisor and holds an indirect ownership interest in the Advisor.

Advisor

Prior to March 8, 2017, the Prior Advisor managed, and since March 8, 2017, the Advisor manages, our day-to-day operations pursuant to the Advisory Agreement. The services provided by the Advisor include: (i) serving as our investment and financial advisor; (ii) performing and supervising the various administrative functions necessary for the day-to-day management of our operations, including providing personnel necessary to perform such services; (iii) engaging and conducting business with consultants, accountants, lenders, attorneys, brokers and other service providers and overseeing the performance of services; (iv) overseeing acquisitions and dispositions of investments and recommending acquisitions and dispositions of investments to our board of directors; (v) arranging for financings and refinancings; (v) overseeing and managing our existing investments; (vi) managing accounting and other record-keeping functions; (vii) preparing and filing all reports required to be filed by it with the SEC, the IRS and other regulatory agencies; (viii) maintaining our compliance with the Sarbanes-Oxley Act; and (ix) monitoring compliance with our corporate-level and property-level indebtedness.

The Advisor is charged with, among other things, implementing the Company’s plan of liquidation, to sell all or substantially all of the assets of the Company and its OP and to liquidate and dissolve the Company and the OP (the “Liquidation Plan”). The Liquidation Plan was approved by the board of directors on August 22, 2016 and by our stockholders on January 3, 2017. We expect to sell or transfer all of our assets, pay or provide for our liabilities and expenses, distribute the remaining proceeds of the liquidation of our assets to our stockholders, wind up our operations and dissolve. The actual amounts and times of liquidating distributions to our stockholders pursuant to the Liquidation Plan will be determined by our board of directors at its discretion.

The following table sets for the various fees and expenses paid or reimbursed to the Advisor, the Prior Advisor, the Prior Property Manager and their respective affiliates during the year ended December 31, 2016.

Asset Management Fees(1)	$12,293,000
Property Disposition Fees(1)	200,000
Transfer Agent, Expense Reimbursement and Other Professional Fees(1)	2,912,000
Property Management Fees(2)	1,052,000
Expense Reimbursement – WW Investors(3)	520,000

(1)	Payable to the Prior Advisor or its Affiliate
(2)	Payable to the Prior Property Manager
(3)	Payable to WW Investors pursuant to the Settlement Agreement

Under the advisory agreement with the Prior Advisor (the “Prior Advisory Agreement”), we paid the Prior Advisor an asset management fee equal to 0.50% per annum of the cost of assets (as defined in the Prior Advisory Agreement) and reimbursed the Prior Advisor for certain costs and expenses incurred by the Prior Advisor or any affiliate of the Prior Advisor in providing asset management services (including reasonable salaries and wages, benefits and overhead of all employees directly involved in performing services). We did not reimburse the Prior Advisor for personnel costs in connection with services for which the Prior Advisor received a separate fee. We also did not reimburse the Prior Advisor for the salaries paid by the Prior Advisor to our executive officers. For the period from January 1, 2017 to March 31, 2017, the amount of the expenses incurred by the Prior Advisor that we were required to reimburse pursuant to the Prior Advisory Agreement was $414,000.

Prior to December 19, 2016, the Prior Advisor was entitled to receive a disposition fee in connection with a sale of one or more properties in which the Prior Advisor provided a substantial amount of services, as determined by our independent directors, equal to the lesser of 2.0% of the contract sale price of the property and 50% of the competitive real estate commission paid if a third-party broker was also involved, subject to certain other limitations. For the period from January 1, 2017 to March 31, 2017, we did not pay any disposition fees to the Prior Advisor.

Pursuant to the property management agreement with the Prior Property Manager, we were required to pay the Prior Property Manager fees equal to: (i) for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions; (ii) for hotel properties, a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, the Prior Property Manager was entitled to receive higher fees if the Prior Property Manager demonstrated to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also reimbursed the Prior Property Manager for property-level expenses that it paid or incurred on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the Prior Property Manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Prior Property Manager or its affiliates. The Prior Property Manager was permitted to subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we have agreed to pay them customary market fees and pay the Prior Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event were we required to pay the Prior Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. For the period from January 1, 2017 to March 31, 2017, we paid approximately $2.3 million in asset management fees to the Prior Advisor.

The Property Manager waived property management fees from the time we commenced active operations in June 2010 until the third quarter of 2016, at which point we began to pay the Prior Property Manager its property management fee. For the period from January 1, 2017 to March 31, 2017, we paid $560,000 in property management fees to the Prior Property Manager.

Advisory Transition Side Letters

On December 19, 2016, as part of the arrangements providing for the transition of advisory services from the Prior Advisor to the Advisor, we entered into one letter agreement with the Prior Property Manager and the Advisor (the “Personnel Side Letter”) with respect to certain personnel of the Prior Advisor and its affiliates (the “Prior Advisor Employees”) and another letter agreement with the Prior Property Manager and the Prior Advisor with respect to LTIP Units (the “OPP Side Letter”). The terms of the OPP Side Letter are described under “— 2014 Advisor Multi-Year Outperformance Agreement” below. The Personnel Side Letter required us to fund, and the Prior Advisor to pay, certain amounts to incentivize and retain the Prior Advisor Employees. Neither Mr. Happel nor Mr. Radesca was eligible to receive these payments. The Personnel Side Letter also included provisions for payments by the Prior Advisor of retention bonuses allocated among the Prior Advisor Employees. Pursuant to an escrow agreement, we deposited an amount equal to $683,887.50 in an escrow account on December 26, 2016, which was used by the Prior Advisor to pay the retention bonuses allocated to each Prior Advisor Employee entitled to receive the retention bonus. These bonuses were subsequently paid in 2017.

The Personnel Side Letter provided that the 2016 bonus to be paid by the Prior Advisor to each Prior Advisor Employee who remained employed by the Prior Advisor or its affiliates would be no less than 75% of such Prior Advisor Employee’s 2015 bonus. None of these bonuses were paid as of December 31, 2016.

2014 Advisor Multi-Year Outperformance Agreement

On April 15, 2014 (the “Effective Date”), we entered into the OPP with New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the Prior Advisor. Under the OPP, the Prior Advisor was issued 8,880,579 LTIP Units in the Operating Partnership with a maximum award value on the issuance date equal to 5.0% of our market capitalization (the “OPP Cap”). The LTIP Units are structured as profits interests in the Operating Partnership.

Pursuant to the OPP Side Letter, all 1,172,738 issued and outstanding earned and unvested LTIP Units vested automatically on December 26, 2016, and were converted on a one-for-one basis into unrestricted shares of our common stock. In addition, the Company paid to the holders of such LTIP Units the withheld portion (90%) of all previously paid distributions with respect to the LTIP Units as required by the terms of the outperformance agreement which amounted to $722,694.

In addition, the OPP Side Letter provided that the number of additional LTIP Units issued under the OPP to the Prior Advisor that were eligible to be earned in the third and final year of the OPP on April 15, 2017 (the “Year 3 LTIP Units”) were to be calculated on April 15, 2017, the final valuation date, in accordance with the terms of the OPP and will be immediately vested and converted on a one-for-one basis into unrestricted shares of our common stock on April 15, 2017, except, if a change of control (as defined in the OPP) occurred prior to April 15, 2017, the number of Year 3 LTIP Units would be calculated as of the day immediately preceding the close of the change of control and the value of the Year 3 LTIP Units would have been paid to the Prior Advisor in cash at the closing.

Under the OPP, the Prior Advisor was eligible to earn a number of LTIP Units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date based on our achieving certain levels of total return to our stockholders (“Total Return”), including both share price appreciation and common stock dividends, as measured against a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Period”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return if total stockholder return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

• 100% will be earned if total stockholder return achieved is at least:	18%	6%	12%
• 50% will be earned if total stockholder return achieved is:	0%	0%	0%
• 0% will be earned if total stockholder return achieved is less than:	0%	0%	0%
• a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

*	The “Peer Group” is comprised of the companies in the SNL US REIT Office Index as of the Effective Date.

The potential outperformance award was calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award earned for the Three-Year Period was based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that were unearned were forfeited.

On April 15, 2015, 2016 and 2017, in connection with the end of the One-Year Period, Two-Year Period and Three-Year Period, 367,059, 805,679 and 43,583 LTIP Units, respectively, were earned by the Prior Advisor under the terms of the OPP.

Prior to the OPP Side Letter, subject to the Prior Advisor’s continued service through each vesting date, one third of any earned LTIP Units would vest on each of the third, fourth and fifth anniversaries of the Effective Date. Pursuant to the OPP Side Letter, all earned LTIP Units have vested.

The compensation committee administers the OPP and has other powers thereunder, although all of these powers can be exercised by the full board of directors if our board of directors so elects. These powers include determining the amount of LTIP Units earned after any performance period, the ability to make equitable or proportionate adjustment in the terms of the LTIP Units to avoid distortion in the value of the LTIP Units in connection with certain extraordinary events, including a plan of liquidation, and the right to approve transfers of LTIP Units.

After an LTIP Unit is earned, the holder of an LTIP Unit is entitled to a catch-up distribution and thereafter the same distributions as paid to the holder of an OP Unit. At the time the Prior Advisor’s average capital account balance with respect to an LTIP Unit is economically equivalent to the average capital account balance of an OP Unit, the LTIP Unit has been earned and it has been vested for 30 days, the holder, in its sole discretion, will be entitled to convert such LTIP Unit into an OP Unit in accordance with the provisions of the limited partnership agreement of the Operating Partnership.

Advisory Agreement-Advisor

In connection with the change of our advisor from the Prior Advisor to the Advisor, from January 3, 2017 until the date the Prior Advisory Agreement was terminated (i.e., March 7, 2017 (the “Transition Date”), the Advisor was solely responsible for the implementation and oversight of, and the taking of all actions in connection with the plan of liquidation, and as a consultant to our board of directors on other matters. After the Transition Date, the Advisor became our exclusive external advisor and, in addition to continuing to execute the plan of liquidation, assumed responsibility for providing all of the services provided by the Prior Advisor.

Under the advisory agreement with the Advisor (the “Current Advisory Agreement”), effective March 1, 2017, we pay the Advisor an asset management fee equal to 0.325% per annum of the cost of assets (as defined in the Current Advisory Agreement. The asset management fee is payable in monthly installments on the first business day of each month.

We may also pay the Advisor an incentive fee. Specifically, in connection with the payment of (i) any distributions of money or other property by us to our stockholders during the term of the Current Advisory Agreement and (ii) any other amounts paid to our stockholders on account of their shares of common stock in connection with a merger or other change in control transaction pursuant to an agreement with us entered into after the Transition Date (such distributions and payments, the “Hurdle Payments”), in excess of $11.00 per share (the “Hurdle Amount”), when taken together with all other Hurdle Payments, we will pay an incentive fee to the Advisor in an amount equal to 10.0% of such excess (the “Incentive Fee”). The Hurdle Amount will be increased on an annualized basis by an amount equal to the product of (a) Treasury Rate plus 200 basis points and (b) the Hurdle Amount minus all previous Hurdle Payments.

On each of January 3, 2017 and February 1, 2017, we paid the Advisor a fee of $500,000 in cash as compensation for consulting services rendered prior to the Transition Date.

Pursuant to the Current Advisory Agreement, we pay the Advisor or its affiliate a property management fee of 1.75% of gross revenues, less all third party property management fees paid with respect to such property, with respect to the properties for which property management services are provided by the Advisor or any of its affiliates.

We are required to pay directly or reimburse the Advisor for certain reasonable and documented out-of-pocket expenses paid or incurred by the Advisor or its affiliates in connection with the services provided to us pursuant to the Current Advisory Agreement. The Advisor did not request, and we did not pay, any reimbursements to the Advisor for reimbursable costs incurred prior to the Transition Date.

Under the Current Advisory Agreement, the Advisor is required to provide us with, among other personnel, individuals to serve as our chief executive officer and chief financial officer. In this regard, we agreed that, on the Transition Date, Wendy Silverstein would be appointed as our chief executive officer and John Garilli would be appointed as our chief financial officer. We will not reimburse either the Advisor or any of its affiliates for any internal selling, general or administrative expense of the Advisor or its affiliates, including the salaries and wages, benefits or overhead of personnel providing services to us, including a chief executive officer and a chief financial officer.

The initial term of the Current Advisory Agreement expires on February 28, 2018 and thereafter renews automatically for successive six-month periods unless a majority of our independent directors or the Advisor elects to terminate the Current Advisory Agreement without cause and without penalty, upon written notice thirty (30) days’ prior to the end of such term. The Current Advisory Agreement may also be terminated upon thirty (30) days’ written notice by a majority of our independent directors with cause (as defined in the Current Advisory Agreement) or if Ms. Silverstein resigns or is otherwise unavailable to serve as our chief executive officer for any reason and the Advisor has not identified a replacement chief executive officer who is acceptable to a majority of our independent directors.

In addition, the Current Advisory Agreement will terminate automatically upon: (i) the occurrence of a change of control (as defined in the Current Advisory Agreement), other than as a result of the transactions contemplated by a plan of liquidation, or (ii) at the effective time of the dissolution of the Company in accordance with a plan of liquidation or, if the assets of the Company are transferred to a liquidating trust, the final disposition of the assets transferred by the liquidating trust.

After termination, the Advisor is entitled to receive all amounts then accrued and owing to the Advisor, including any accrued Incentive Fee, but is not entitled to a termination fee or any other amounts.

Viceroy Hotel

During the year ended December 31, 2016, we recognized $43,000 in revenues from employees of, and other entities related to, the Prior Advisor and its affiliates related to room rentals at the Viceroy Hotel.

Investment Allocation Agreement

Prior to the replacement of the Prior Advisor with the Advisor, we were party to an investment opportunity allocation agreement with ARC NYCR, which has investment objectives similar to ours. This agreement is no longer in effect due to the replacement of the Prior Advisor with the Advisor. Pursuant to this allocation agreement, if the Prior Advisor or the advisor of ARC NYCR determined that one or more proposed New York City property acquisitions was appropriate for the REIT it advises, and assuming each of us and ARC NYCR had sufficient capital to support the proposed property acquisition, such proposed New York City property acquisition would be presented to our board of directors and the board of directors of ARC NYCR for a vote on whether to pursue such proposed New York City property acquisition. If our board of directors and the board of directors of ARC NYCR approved the pursuit of such proposed New York City property acquisition, then the acquisitions of the applicable property would be subject to rotation among us and ARC NYCR, depending on whether we and ARC NYCR have sufficient capital to acquire all or some of the proposed New York City property acquisitions and which of us and ARC NYCR most recently made a property acquisition.

Settlement Agreement

The Company entered into the Settlement Agreement on October 23, 2016. Pursuant to the Settlement Agreement, the Company agreed to reimburse WW Investors, an affiliate of the Advisor, for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with WW Investors’ involvement at the Company including, but not limited to, the nomination of directors and the negotiation and execution of the Settlement Agreement. We paid $520,000 in reimbursements to WW Investors for such expenses under the Settlement Agreement. For additional information relating to the Settlement Agreement see “PROPOSAL ONE: ELECTION OF DIRECTORS-Settlement Agreement.”

Indemnification Agreement

We have entered into an indemnification agreement with each of our directors and executive officers, and certain former directors and executive officers, providing for indemnification of such directors and executive officers to the maximum extent permitted under Maryland law. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 18, 2016.

JBG Combination Agreement and Related Arrangements (since terminated)

On May 25, 2016, we entered into a Master Combination Agreement (the “JBG Combination Agreement”) with JBG Properties, Inc. and JBG/Operating Partners, L.P. (collectively “JBG Management Entities”), and certain pooled investment funds that are affiliates of the JBG Management Entities (collectively with the JBG Management Entities and certain affiliated entities, “JBG”) that would have provided for a series of transactions (the “JBG Combination Transactions”) under which the real estate interests and management business interests of JBG would have been contributed to the Company and the OP in exchange for an aggregate of up to approximately 319.9 million newly issued shares of our common stock and newly issued OP Units. This agreement and the transactions contemplated by the agreement were terminated on

August 2, 2016 and became of no force or effect. If the transactions had occurred, concurrently with the entry into the JBG Combination Agreement, we, our Prior Advisor and Messrs. Happel and Kahane would have also entered into certain agreements which would have become effective if the JBG Combination Transactions had been completed. All of these agreements automatically terminated upon the termination of the JBG Combination Agreement in accordance with their terms. These agreements would have included: a transition services agreement whereby the Prior Advisor had agreed to provide us with certain transition services through the date of filing our Annual Report on Form 10-K for the year ended December 31, 2016 for an aggregate fee in the amount of $7.0 million; an agreement terminating the OPP in exchange for an aggregate of 1,172,738 LTIP Units that had been earned under the OPP through April 16, 2016, and an additional 2,865,916 LTIP Units that would have been deemed to be earned for the year ending April 16, 2017 converting into OP Units, which would have been exchanged for 4,038,654 shares of our common stock; a termination agreement pursuant to which the property management agreement with our Prior Property Manager and other agreements with our Prior Advisor or its affiliates, would have been terminated; a support agreement whereby Michael A. Happel, our then chief executive officer and president, and William M. Kahane, a member of our board of directors who is not standing for reelection at the annual meeting and a control person of the Prior Advisor agreed to vote in favor of the matters requiring stockholder approval with respect to the JBG Combination Transactions; and a term sheet for a consulting agreement pursuant to which Mr. Happel would have been paid a consulting fee of $2,000,000, payable in shares of our common stock on the date of the closing of the JBG Combination Transactions, plus an additional fee of $1,000,000, payable in shares of our common stock at the end of the six-month term, except in certain limited circumstances, as well as cash compensation of $1,500 per month and a potential additional payment of up to $500,000, payable in shares of our common stock at our discretion at the end of the six-month term.

As noted above, these agreements were all terminated and these payments were not made or received.

AUDIT COMMITTEE REPORT

The directors who were members of the Audit Committee of the Board of Directors at the time of the approval of our financial statements for the year ended December 31, 2016 in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2016 on March 1, 2017 have furnished the following report on the activities of the Audit Committee during the year ended December 31, 2016. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of New York REIT, Inc.:

We have reviewed and discussed with management New York REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2016.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in New York REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee
P. Sue Perrotty (Chair)
Joe C. McKinney
Randolph C. Read

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
ACCOUNTING FIRM

KPMG has been selected to serve as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. KPMG reports directly to our audit committee. The audit committee participated in and approved the decision to appoint KPMG.

During our past two fiscal years, there were: (i) no disagreements with KPMG, our independent registered public accounting firm for the years ended December 31, 2015 and 2016, respectively, on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with its report on the Company’s financial statements for such year; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act. Further, KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2015 and 2016, respectively, did not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent public registered public accounting firms.

A representative of KPMG will attend the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

Audit fees charged by KPMG were $2,525,340 and $2,095,132, respectively, related to the audits of our 2015 and 2016 financial statements, which were billed during the year ended December 31, 2016.

Audit Related Fees

Audit Related Fees of $134,250 related to prospective transactions and changes in the Advisor were billed by KPMG for the year ended December 31, 2016. There were no audit related fees billed by KPMG for the year ended December 31, 2015.

Tax Fees

There were no tax fees billed by KPMG for the years ended December 31, 2015 or 2016.

All Other Fees

There were no other fees billed by KPMG for the years ended December 31, 2015 or 2016.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants. All services rendered by KPMG were pre-approved by the audit committee.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON NAMED
EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to vote on a non-binding advisory resolution approving the compensation paid to certain named executive officers as described herein. This proposal, known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on compensation paid to named executive officers. Approval of this non-binding advisory resolution requires the affirmative vote of a majority of the votes cast on this proposal.

As noted here, we have no employees. Our Advisor performs our day-to-day management functions. Our named executive officers are consultants to, or employees of, the Advisor and do not receive any compensation directly from us. Moreover, we do not reimburse our Advisor and its affiliates that are involved in the management of our operations for salaries, bonuses or benefits to be paid to our named executive officers. This was also the case regarding persons that served as named executive officers that were employed by the Prior Advisor or its affiliates, except as otherwise described herein.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to certain of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”

We are asking our stockholders to indicate their support for the compensation paid to named executive officers as described in this proxy statement. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

While the say-on-pay vote is advisory and will be non-binding, the compensation committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO CERTAIN NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2017 ANNUAL MEETING

Our board of directors does not intend to present for consideration at the annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the common stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied, except for the following: Form 4 for Michael A. Happel, filed on July 13, 2016, relating to his acquisition of OP Units; Form 4 for Nicholas Radesca, filed on July 13, 2016, relating to his acquisition of OP Units; and Form 4 for Nicholas Radesca, filed on March 3, 2017, relating to his conversion of OP Units to our common stock.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers, and ten percent stockholders.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our board of directors has adopted a Code of Ethics, most recently amended and restated on February 17, 2016 (the “Code of Ethics”), which is applicable to our directors, officers and employees (if we ever have employees) and the directors, officers and employees of our subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our board of directors has also adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities and to serve the interests of the Company and its stockholders.

The Code of Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114, Attention: John Garilli, Chief Financial Officer, Treasurer and Secretary. A waiver of the Code of Ethics may be made only by our board of directors or the appropriate committee of our board of directors and will be promptly disclosed to the extent required by law.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that we or they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by phone at 617-570-4750 or send a written request to the Secretary of the Company at 7 Bulfinch Place, Suite 500, Boston, MA 02114.

If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying NYRT as set forth above.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2018 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than January 1, 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2018 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 2, 2017 and ending at 5:00 p.m., Eastern Time, on January 1, 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114, Attention: John Garilli (telephone: (617) 570-4750).

By Order of the Board of Directors,

John Garilli
Chief Financial Officer, Treasurer and Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/nyrt or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E29156-Z70207

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK REIT, INC.

The Board of Directors recommends you vote FOR all nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Craig T. Bouchard
02) Howard Goldberg
03) Joe C. McKinney
04) James L. Nelson
05) P. Sue Perrotty
06) Randolph C. Read
07) Wendy Silverstein

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2017.	☐	☐	☐
3. To adopt a non-binding advisory resolution approving the executive compensation for the company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com/nyrt.

E29157-Z70207

NEW YORK REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2017, 11:30 a.m.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph C. Read and Wendy Silverstein, or either of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of NEW YORK REIT, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Offices of Proskauer Rose LLP, located at Eleven Times Square, 28th Floor, New York, NY, on June 8, 2017 at 11:30 a.m., Eastern Time, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. The proposals described in this proxy have been submitted for stockholder approval by the Company.

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR Proposals 2 and 3. By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

V.1.1